Exhibit 99.1

China Jo-Jo Drugstores, Inc. Announces its Common Stock Has Been Approved for Trading on The NASDAQ Capital Market and Pricing of Public Offering of Common Stock

HANGZHOU, China--(BUSINESS WIRE)--April 22, 2010--China Jo-Jo Drugstores, Inc. (NASDAQ: CJJDD) (“Jo-Jo Drugstores” or the “Company”), which operates a retail pharmacy chain in the People’s Republic of China (the “PRC”), today announced the listing of its common stock on The NASDAQ Capital Market and the pricing of a public offering of 3,500,000 shares of its common stock. Jo-Jo Drugstores has granted the underwriters a 45-day option to purchase up to an additional 525,000 shares of common stock. The shares were offered to the public at $5.00 per share. The offering is expected to settle and close on April 27, 2010, subject to customary closing conditions. Net proceeds from the offering are expected to be used for expansion of the Company’s pharmacy chain, marketing and working capital and for general corporate purposes.

Madison Williams and Company, LLC and Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as joint book-running managers for the offering.

The Company’s common stock, which previously traded on the OTC Bulletin Board, will commence trading on The NASDAQ Capital Market, today, April 22, 2010. In connection with the 1-for-2 reverse stock split effected on April 9, 2010, the Company’s current symbol “CJJDD” will continue to be effective until May 11, 2010, and thereafter will become “CJJD”.

The offering is made only by means of a prospectus, copies of which may be obtained from Madison Williams and Company, LLC, 527 Madison Avenue, 14th Floor, New York, NY 10022, or by calling 212-508-4007, or from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, New York, NY 10020 or by calling 212-430-1710 or email: info@rodm.com. An electronic copy of the prospectus supplement is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Jo-Jo Drugstores, Inc.

Jo-Jo Drugstores, through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in China offering both western and traditional Chinese medicine. The chain currently has 25 stores throughout Hangzhou, the provincial capital of the Zhejiang Province.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky, Chief Financial Officer
310-622-4515
bennet@jojodrugstores.com